Exhibit 5.2

[Holland & Hart LLP Letterhead]

January 22, 2010

Boots & Coots, Inc.
7908 N. Sam Houston Parkway W.
5th  Floor
Houston, Texas  77064

Re:	Boots & Coots Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special local Wyoming counsel to Snubco USA, Inc. and StassCo Holdings, Inc., each a Wyoming corporation, and StassCo Pressure Control, LLC, a Wyoming limited liability company (the “Co-Registrants”), in connection with the Guarantees of the Debt Securities (defined herein) of the Co-Registrants in the form attached to the Indentures (defined below) as exhibits to the Registration Statement (defined below).  You have requested our opinion with respect to certain matters in connection with the filing by Boots & Coots, Inc., a Delaware corporation (the “Company”), and the Co-Registrants of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) and the rules and regulations promulgated thereunder. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 under the Securities Act, of up to $250,000,000 aggregate gross proceeds certain securities of the Company, which include debt securities of the Company, in one or more series, which may be either senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities,” together with the Senior Debt Securities, the “Debt Securities”), which may be, as to the Company’s obligations thereunder, fully and unconditionally guaranteed by one or more of the Co-Registrants (the “Guarantees”).

The Guarantees will be issued from time to time as set forth in the Registration Statement, any amendments thereto, the prospectus included in the Registration Statement (the “Prospectus”) and one or more supplements to the Prospectus (the “Prospectus Supplements”). The Senior Debt Securities will be issued under an Indenture to be entered into between the Company and a U.S. banking institution, as trustee (the “Senior Indenture”). The Subordinated Debt Securities will be issued under an Indenture to be entered into between the Company and a U.S. banking institution, as trustee (the “Subordinated Indenture”). Forms of the Senior Indenture and the Subordinated Indenture (collectively, the “Indentures”) are included as exhibits to the Registration Statement. The Guarantees will be issued pursuant to a supplemental Indenture or notation of guarantee to the Indenture to be entered into between the Company and a U.S. banking institution, as trustee, the form of which will be filed as an exhibit to the Registration Statement when the Guarantees are issued.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a) organizational and governing documents of each of the Co-Registrants as follows: (i) Articles of Incorporation of StassCo Holdings, Inc. filed March 27, 2006 with the Wyoming Secretary of State and, Bylaws of StassCo Holdings, Inc. in the form adopted effective April 1, 2006, (ii) Articles of Organization of StassCo Pressure Control, L.L.C. filed July 8, 2005 with the Wyoming Secretary of State and a Shareholder Operating Agreement, and (iii) Articles of Incorporation of Snubco USA Inc. filed March 27, 2006 with the Wyoming Secretary of State and Bylaws of Snubco USA Inc. adopted effective April 1, 2006, (collectively, the “Organizational Documents”);

Boots & Coots, Inc.
January 22, 2010

(b) resolutions of the directors of StassCo Holdings, Inc. and Snubco USA, Inc., and resolutions of the members and managers of StassCo Pressure Control, L.L.C., authorizing execution and delivery of the Guarantees, respectively (collectively, the “Resolutions”);

(c) a certificate of existence issued by the Wyoming Secretary of State on January 8, 2010 for StassCo Pressure Control, L.L.C. and certificates of good standing issued by the Wyoming Secretary of State on January 8, 2010 for StassCo Holdings, Inc. and Snubco USA Inc. (collectively, the “Good Standing Certificates”);

(d) a Secretary’s Certificate dated as of the date hereof from the Secretary of each of the Co-Registrants as to the accuracy and completeness of the Organizational Documents and the Resolutions; and

(e) , the Registration Statement.

In connection with this opinion, we have conducted such inquiries and examinations of law as we deem necessary or appropriate for rendering this opinion.  We have not previously represented the Co-Registrants and there may exist matters of a legal or factual nature that could have a bearing on our opinion with respect to which we have not been consulted or of which we are otherwise not aware.  We have not reviewed any documents other than those listed in paragraphs (a) through (e) above and have not conducted any examination of any public records, other than to obtain Good Standing Certificates, and the opinions rendered herein are limited accordingly.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of the originals of the documents submitted to us, the conformity to authentic original of any documents submitted to us as copies, the authenticity of the originals of such latter documents and that the Registration Statement and any amendments thereto (including all necessary post-effective amendments) will have become effective and comply with all applicable laws. We also have assumed that a definitive purchase, underwriting or similar agreement with respect to any Debt Securities will have been duly authorized and validly executed and delivered by the Company and will be enforceable against the Company in accordance with its terms, the Co-Registrants and the other parties thereto and that the Guarantees will be enforceable in accordance with their respective terms against the Co-Registrants which are parties thereto under the governing law stated therein and that each of the Co-Registrants will receive a direct benefit from guaranteeing the Debt Securities. In making our examination of executed documents and documents to be executed, we have assumed that the parties thereto had or will have the corporate, partnership, limited liability company, or other power to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite corporate, partnership, limited liability company, or other action and the due execution and delivery by such parties of such documents.

Based upon the foregoing and subject to the qualifications, further assumptions, and limitations set forth herein, we are of the opinion that:

With respect to the Guarantees, when (i) the Company and the Co-Registrants have taken all necessary corporate, limited liability company, or other action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) the Indenture or Indentures, as the case may be, have been duly executed and delivered by the parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended, and (iv) the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indentures and delivered and sold and upon payment in full therefor as contemplated in the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Debt Securities, the Guarantees will constitute legal, valid and binding obligations of the Co-Registrants.

Boots & Coots, Inc.
January 22, 2010

The opinion expressed above is limited by and subject to the following further assumptions and qualifications:

(a)           We express no opinion other than as to the laws of the State of Wyoming, including all applicable provisions of the Wyoming Constitution and reported judicial decisions interpreting such laws.

(b)           In rendering the opinions expressed herein, we have assumed that no action that has been taken by the Company or the Co-Registrants in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof. We have also assumed that (i) the effectiveness of the Registration Statement, and any amendments thereto (including post-effective amendments) will not have been terminated or rescinded, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby, (iii) the Debt Securities and Guarantees will have been issued and sold in compliance with applicable United States federal and state securities laws, (iv) a definitive purchase or similar agreement with respect to any Debt Securities and Guarantees will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (v) at the time of the issuance of the Guarantees (A) each of the Co-Registrants validly exists and is duly qualified and in good standing under the laws of its respective jurisdiction of incorporation, (B) each of the Co-Registrants has the necessary corporate or partnership power and due authorization, as applicable, and (C) the organizational or charter documents of each of the Co-Registrants are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof.

(c)           The opinion expressed above is subject to the qualification that the validity and binding effect of the Guarantees and the Indentures may be limited or affected by (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity exercisable in the discretion of a court (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance), (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; and (iv) the power of the courts to award damages in lieu of equitable remedies.  We express no opinion as to federal or State of Wyoming securities laws, including without limitation requirements of the Wyoming Securities Act, as amended.

The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

The opinions expressed in this letter are strictly limited to the matters stated herein, and no other opinions may be implied. This opinion is provided as a legal opinion only, effective as of the date of this letter, and not as representations of fact.  We understand that you have made such independent investigations of the facts as you deemed necessary, and that the determination of the extent of that investigation that is necessary has been made independent of this opinion.

Boots & Coots, Inc.
January 22, 2010

This opinion letter is rendered to you in connection with the Registration Statement. Without our prior written consent, this opinion letter may not be relied upon for any other purpose or by any other person except that Thompson & Knight LLP may rely on the opinion included herein for the purposes of delivering its opinions to the Company in connection with the filing of the Registration Statement. Additionally, this opinion may be filed with the Commission as an exhibit to the Registration Statement, and our firm may be referred to under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Holland & Hart LLP